UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 28, 2014, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	Kenneth I. Moch, our President and Chief Executive Officer;

•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary;

•	M. Michelle Berrey, M.D., M.P.H., our Chief Medical Officer;

•	Linda M. Richardson, our Chief Commercial Officer; and

•	Michael D. Rogers, Ph.D., our Chief Development Officer.

Performance-Based Bonuses for the Year Ended December 31, 2013

No specific individual goals were established for any of our executive officers for 2013. Rather, in early 2013, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment, as determined by the Committee, of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation based on other factors that Committee determines in its sole discretion are material to our corporate performance and which provide appropriate incentives to our executive officers.

For 2013, the Committee determined that we had achieved our corporate goals at a 120% level. Specifically, the Committee determined that we had achieved 100% of our primary corporate goals, which were primarily related to the clinical development of brincidofovir and securing financing for our Phase 3 SUPPRESS trial. In addition, the Committee also determined that we had achieved “stretch” corporate goals, weighted at 10% each, related to our contract with the Biomedical Advanced Research and Development Authority (“BARDA”) and the conduct of our SUPPRESS trial. Accordingly, the following performance-based bonuses were awarded:

Name	2013 Performance-Based Bonus ($)
Kenneth I. Moch	226,920 (1)
Timothy W. Trost	84,975
M. Michelle Berrey	97,750
Linda M. Richardson (2)	--
Michael D. Rogers	68,750

(1) Includes an incremental amount awarded to Mr. Moch as a result of the extension of our contract with BARDA into the first option segment period of performance.

(2) Ms. Richardson was not eligible for a performance-based bonus in 2013 because her first day of employment with us occurred in January 2014.

2014 Annual Base Salary and Target Bonus Percentage

The Committee approved the following 2014 base salaries and performance-based bonus target percentages for certain of our executive officers:

Name	2014 Base Salary ($)	2014 Bonus Target Percentage
Kenneth I. Moch	468,500	50%
Timothy W. Trost	302,300	35%
M. Michelle Berrey	364,000	35%
Michael D. Rogers	289,700	35%

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013, in connection with Ms. Richardson’s commencement of employment on January 8, 2014, our Board of Directors approved a 2014 base salary for Ms. Richardson in an amount equal to $340,000 and a performance-based bonus target percentage equal to 35%.

Equity-Based Incentive Awards

The Committee approved the following options to purchase shares of our common stock to certain of our executive officers.

Name	Options
Kenneth I. Moch	190,800
Timothy W. Trost	55,400
M. Michelle Berrey	67,100
Michael D. Rogers	61,600

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $18.75 per share, which is equal to the closing price of our common stock on the date of grant.

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013, Ms. Richardson was granted an option to purchase 120,000 shares of our common stock by our Board of Directors in connection with her commencement of employment on January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: February 3, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary